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                                                                     EXHIBIT 3.1

                              State of Delaware

                       OFFICE OF THE SECRETARY OF STATE
                       --------------------------------
   I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "FELCOR A SUITES LIMITED PARTNERSHIP", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A.D. 1994, AT 10 O'CLOCK A.M.




[SEAL]                                  /s/ WILLIAM T. QUILLEN
                                        ----------------------
                                        WILLIAM T. QUILLEN,
                                        SECRETARY OF STATE

2404748    8100                         AUTHENTICATION:   7127212

944091178                                         DATE:   05-23-94

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                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                      FELCOR SUITES LIMITED PARTNERSHIP

     This Certificate of Limited Partnership of FelCor Suites Limited Partnership (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.
     1.   The name of the Partnership is FelCor Suites Limited Partnership.

     2. The address of the registered office of the Partnership in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The Partnership's registered agent at that address is The Corporation Trust Company.

     3.   The name and business address of the general partner is:

                FelCor Suite Hotels, Inc.
                5215 N. O'Connor Blvd., Suite 330
                Irving, Texas  75039

     IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of the Partnership, have caused this Certificate of Limited Partnership to be duly executed as of the 20th day of May, 1994.

                                        FELCOR SUITE HOTELS, INC.
                                        General Partner

                                        By: /s/ THOMAS J. CORCORAN, JR.
                                           -----------------------------
                                           Thomas J. Corcoran, Jr.
                                           President